STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

April 8, 2010

Job Number: C20100408-0126
Reference Number: 00002660860-08
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100223968-43	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20100408-0126
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100223968-43
	Filing Date and Time 04/07/2010 1:30 PM
	Entity Number E0158922010-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Calendar Dragon Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Transfer Company (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 50 West Liberty Street, Ste. 880 (Street Address) — Reno (City) — Nevada 89501 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000 Preferred — Par value per share: $ $0.00 65,000,000 - Common — 0.001 Number of shares without par value: Nil
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) RODERICK NEIL MACIVER (Name) 11062 - 75 AVE (Street Address) — EDMONTON (City) — AB (State) — T6G 0S2 (Zip Code) 2) LENA MICHELE MACIVER (Name) 202 - 10725 - 82 AVE (Street Address) — EDMONTON (City) — AB (State) — T6E 6P5 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any lawful purpose under the state of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	RODERICK NEIL MACIVER (Name) — X [signature] (Incorporator Signature) 11062 - 75 AVE (Address) — EDMONTON (City) — AB (State) — T6G 0S2 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — April 7, 2010 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CALENDAR DRAGON INC.**, did on April 7, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 8, 2010.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20100408-0126
You may verify this certificate online at **http://www.nvsos.gov/**

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER
E0158922010-5

CALENDAR DRAGON INC.

NAME OF CORPORATION

FOR THE FILING PERIOD OF 4/2010 TO 4/2011

100101

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

NEVADA AGENCY AND TRANSFER COMPANY (Commercial Registered Agent)
50 WEST LIBERTY STREET SUITE 880
RENO, NV 89501 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT www.nvsos.gov

Filed in the office of	Document Number 20100231851-13
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/12/2010 11:24 AM
	Entity Number E0158922010-5

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co

NAME	TITLE(S)		
RODERICK N MACIVER	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
11602-75 AVE	EDMONTON	AB	T6G0J2
NAME	TITLE(S)		
LENA M MACIVER	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
212 10728 82 AVE	EDMONTON	AB	T6E6P5
NAME	TITLE(S)		
RODERICK N MACIVER	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
11602-75 AVE	EDMONTON	AB	T6G0J2
NAME	TITLE(S)		
RODERICK N MACIVER	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
11602-75 AVE	EDMONTON	AB	T6G0J2

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 15 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X RODERICK N MACIVER — Title: PRESIDENT — Date: 4/12/2010 11:11:58 AM

Signature of Officer

CALENDAR DRAGON INC E0158922010-5

NAME	TITLE(S)	ADDRESS	CITY	ST	ZIP
LENA M MACIVER	DIRECTOR	12-10728 82 AVE	EDMONTON	AB	T6E6P5